Exhibit 99.1

Universal Electronics Signs Warrants Agreement with Comcast

SANTA ANA, CA -March 9, 2016 - Universal Electronics Inc. (UEI) (Nasdaq:UEIC) today announced it has entered into a warrants agreement with Comcast Corporation as an extension of its partnership in developing advanced technology products with Comcast Cable Communications Management, LLC.

The agreement follows a development and supply collaboration renewed this year, in which UEI supplies the voice remote as part of Comcast’s X1 Entertainment Operating System®.  In anticipation of continued sales growth, Comcast now has the opportunity to acquire shares of capital stock from UEI tied to the potential fulfillment of pre-defined purchase milestones under the terms of the warrants agreement.

“This agreement represents a major milestone in our history,” said Paul Arling, Chairman and Chief Executive Officer of Universal Electronics.  “We are privileged to have helped Comcast’s X1 redefine the entertainment viewing experience, and we are now positioned to provide innovative products across XFINITY Home as well.”

About Universal Electronics
Universal Electronics Inc. (NASDAQ:UEIC) is the worldwide leader in universal control and sensing technologies for the smart home. For more information, please visit www.uei.com/about.
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Safe Harbor Statement
This press release contains forward-looking statements that are made pursuant to the Safe-Harbor provisions of the Private Securities Litigation Reform Act of 1995. Words and expressions reflecting something other than historical fact are intended to identify forward-looking statements. These forward-looking statements involve a number of risks and uncertainties, including the timely development, delivery and market acceptance of products and technologies such as the XFINITY products and services identified in this release, including the voice remote technologies and home automation products; the continued penetration and growth of the products and consumer technologies identified in this release; the purchase by Comcast of the quantity of products identified in this release; and other factors described in the Company’s filings with the Securities and Exchange Commission. The actual results that the Company achieves may differ materially from any forward looking statement due to such risks and uncertainties. The Company undertakes no obligations to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this release.

Media Contacts for UEI:
Chris Huppertz
Bob Gold & Associates
Chris@bobgoldpr.com
310-320-2010

Benny Canady
Universal Electronics Inc.
bcanady@uei.com
714-918-9500